Exhibit 99.2

News release for immediate release

FOR IMMEDIATE RELEASE
Contact information:
Ryan Greenier, Vice President, Investor Relations
217-788-5738

HORACE MANN REPORTS FIRST QUARTER 2018
NET INCOME OF $0.48 PER SHARE AND CORE EARNINGS OF $0.51 PER SHARE*

•	Core earnings* improved 40%, compared to prior year on stronger Property and Casualty results

•	Property and Casualty combined ratio of 98.9% including a 4.1 point improvement in auto

•	Lower catastrophe losses, 5.9 points or $9.8 million pretax, compared to $17.2 million pretax a year ago

•	7% growth in assets under management in Retirement

SPRINGFIELD, Ill., May 2, 2018 — Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three month period ended March 31, 2018:

Horace Mann Financial Highlights
	Three Months Ended March 31,
($ in millions, except per share amounts)	2018	2017	Change

Total revenues	$295.5	$287.3	2.9%
Net income	20.2	15.3	32.0%
Net investment gains (losses) after tax	(1.3)	(0.1)
Core earnings	21.5	15.4	39.6%
Per diluted share:
Net income	0.48	0.37	29.7%
Net investment gains (losses) after tax	(0.03)	—	N.M
Core earnings per diluted share	0.51	0.37	37.8%
Book value per share	34.35	32.60	5.4%
Book value per share excluding the net unrealized gains on securities*	30.00	27.71	8.3%
Property and Casualty net income	9.7	2.7	259.3%
Property and Casualty combined ratio	98.9%	105.5%	-6.6 pts
Property and Casualty underlying combined ratio*	93.2%	95.3%	-2.1 pts
Retirement net income	$11.4	$11.5	-0.9%
Life net income	3.8	3.9	-2.6%

N.M. - Not meaningful.
* These measures are not based on accounting principles generally accepted in the United States (non-GAAP). They are reconciled to the most directly comparable GAAP measures in the Appendix to the Investor Supplement. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company’s reports filed with the Securities and Exchange Commission.

The Horace Mann Companies 1 Horace Mann Plaza Springfield, Illinois 62715-0001
217-789-2500 www.horacemann.com

"Horace Mann's first quarter core earnings were adversely impacted by weather, however we saw significantly lower catastrophe losses compared to a year ago," said Horace Mann's President and Chief Executive Officer Marita Zuraitis. "Despite the challenging levels of weather-related losses, our Property and Casualty operations produced a strong 98.9% combined ratio including a 4.1 point improvement in auto. We are intently focused on generating long term shareholder value and were pleased to announce our 10th consecutive year of dividend increases and 8% growth in book value compared to a year ago."
Property and Casualty Segment

For the first quarter of 2018, Property and Casualty net income of $9.7 million increased $7.0 million from $2.7 million in the prior year period. The Property and Casualty combined ratio of 98.9% decreased 6.6 points compared to the prior year period. These improvements were primarily due to a decreased underlying auto combined ratio*, reflecting the impact of rate actions and continued profitability initiatives, as well as a significantly lower level of auto and property catastrophe losses that were $9.8 million pretax in the current quarter compared to $17.2 million pretax in the prior year period.
On a reported basis, the current quarter auto combined ratio of 101.8% decreased 5.1 points and the property combined ratio of 93.3% decreased 9.2 points as compared to the prior year period. The underlying auto loss ratio* of 75.5% decreased 1.2 points compared to the prior year period as a result of an increase in earned premium due to rate actions combined with continued stabilization in auto loss trends. The auto expense ratio improved 2.9 points primarily due to an expense recovery of 2.0 points. The underlying property loss ratio* was 49.6% in the current quarter, which reflected an increase of 2.7 points compared to the prior year period due to an elevated level of non-catastrophe weather-related losses.
Prior years' reserves continue to develop favorably; however, the $0.3 million pretax of favorable development in the current quarter was less than the $1.0 million pretax of favorable development in the prior year period.
For the first quarter of 2018, total Property and Casualty written premiums* of $159.4 million increased 4.3% compared to the prior year period. The growth was driven primarily by rate actions, which resulted in an increase in the average premium per policy for both auto and property.
Total Property and Casualty sales* decreased 3.0% compared to the first quarter of 2017. Auto sales decreased 4.4% and property sales increased 5.0% compared to the prior year period. Policy retention continues to be stable with auto and property policy retention rates for the current quarter at 82.9% and 87.9%, respectively.

Retirement Segment

For the first quarter of 2018, Retirement net income of $11.4 million was consistent with the prior year period and benefited from higher fees and the lower federal income tax rate offset by an increase in DAC amortization and operating expenses.
The annualized net interest spread on fixed annuity assets for the first quarter of 2018 was 170 basis points, a decrease of 13 basis points compared to the prior year period. Retirement assets under management of $6.8 billion increased 6.8% compared to a year ago, and total cash value persistency remained strong at 94.6% for variable annuities and 94.4% for fixed annuities.

For the first quarter of 2018, the total level of Retirement sales deposits* decreased 4.6% compared to the prior year period, reflecting a decrease in traditional annuity products partially offset by an increase in asset flows related to fee-based mutual fund offerings. For the first quarter of 2018, annuity deposits of $98.8 million decreased 15.8% compared to the prior year period. The decline in annuity deposits was related to lower sales of single premium annuity products in the current quarter. Sales deposit activity related to the Retirement Advantage® mutual fund products, as well as other mutual fund offerings, were strong with $14.1 million in the current quarter as compared to $5.3 million in the prior year period.

Life Segment

For the first quarter of 2018, Life net income of $3.8 million decreased $0.1 million compared to the prior year period, primarily due to a modest increase in mortality costs offset by the lower federal income tax rate.
Life sales* of $4.3 million for the current quarter remained strong but decreased slightly by $0.4 million compared to the prior year period due to a decrease in single premium sales. Life persistency of 95.1% was comparable to 12 months earlier.

Investment Results

Total net investment income increased 1.3% compared to the first quarter of 2017. While annuity asset balances in the Retirement segment continue to grow, overall investment results reflect the continued low interest rate environment. Pretax net investment losses were $1.7 million for the current quarter, including $5.2 million of net investment losses due to the change in fair value of the equity securities portfolio as a result of adopting a new GAAP accounting principle effective January 1, 2018.
Horace Mann's net unrealized investment gains on securities were $261.1 million at March 31, 2018, compared to net unrealized investment gains on securities of $421.1 million at December 31, 2017 and $351.3 million at March 31, 2017. The decline in net unrealized gains compared to December 31, 2017 is largely attributable to rising U.S. Treasury rates partially offset by tighter credit spreads.

Capital Management

As of March 31, 2018, $27.8 million remained authorized for future share repurchases under the share repurchase program.

Webcast Conference Call

Horace Mann’s senior management will discuss the Company’s first quarter financial results with investors and analysts on May 3, 2018 at 11:00 a.m. Eastern Time. The conference call will be webcast live at investors.horacemann.com and archived later in the day for replay.

About Horace Mann

Horace Mann Educators Corporation (NYSE: HMN) is the largest financial services company focused on providing America's educators and school employees with insurance and retirement solutions. Founded by Educators for Educators® in 1945, the Company is headquartered in Springfield, Illinois. For more information about the Company, visit horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the Company's Annual Report on Form 10-K for the period ended December 31, 2017, and the Company's past and future filings and reports filed with the Securities and Exchange Commission (SEC) for information concerning important factors that could cause actual results to differ materially from those in forward-looking statements. Information contained in this press release include measures which are based on methodologies other than accounting principles generally accepted in the United States (GAAP). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the Appendix to the Investor Supplement and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the Company’s SEC filings.

# # #

HORACE MANN EDUCATORS CORPORATION
Financial Highlights (Unaudited)
($ in Millions, except per share data)

	Three Months Ended March 31,
	2018	2017	Change
EARNINGS SUMMARY
Net income	$20.2	$15.3	32.0%
Net investment gains (losses), after tax	(1.3)	(0.1)	N.M.
Core earnings*	21.5	15.4	39.6%

Per diluted share:
Net income	$0.48	$0.37	29.7%
Net investment gains (losses), after tax	$(0.03)	$—	N.M.
Core earnings*	$0.51	$0.37	37.8%
Weighted average number of shares and equivalent shares (in millions) - Diluted	41.7	41.3	1.0%

RETURN ON EQUITY
Net income return on equity (A)	12.5%	5.4%	7.1 pts
Core return on equity excluding net unrealized gains on securities (B)	6.7%	6.5%	0.2 pts

FINANCIAL POSITION
Per share (C):
Book value	$34.35	$32.60	5.4%
Effect of net unrealized gains on securities (D)	$4.35	$4.89	-11.0%
Dividends paid	$0.285	$0.275	3.6%
Ending number of shares outstanding (in millions) (C)	40.9	40.5	1.0%
Total assets	$11,068.6	$10,779.5	2.7%
Long-term debt, current and noncurrent	297.5	247.3	20.3%
Total shareholders' equity	1,404.7	1,321.8	6.3%

ADDITIONAL INFORMATION
Net investment gains (losses)
Before tax	$(1.7)	$(0.2)	N.M.
After tax	(1.3)	(0.1)	N.M.
Per share, diluted	$(0.03)	$—	N.M.

N.M.-	Not meaningful.

(A)	Based on trailing 12-month net income and average quarter-end shareholders' equity.

(B)
Based on trailing 12-month core earnings and average quarter-end shareholders' equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

(C)	Ending shares outstanding were 40,888,534 at March 31, 2018 and 40,542,116 at March 31, 2017.

(D)	Net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

HORACE MANN EDUCATORS CORPORATION
Statements of Operations and Supplemental Consolidated Data (Unaudited)
($ in Millions)

	Three Months Ended March 31,
	2018	2017	Change
STATEMENTS OF OPERATIONS
Insurance premiums and contract charges earned	$203.0	$195.7	3.7%
Net investment income	91.9	90.7	1.3%
Net investment gains (losses)	(1.7)	(0.2)	N.M.
Other income	2.3	1.1	109.1%
Total revenues	295.5	287.3	2.9%

Benefits, claims and settlement expenses	143.6	144.1	-0.3%
Interest credited	50.0	48.8	2.5%
Policy acquisition expenses amortized	26.7	24.9	7.2%
Operating expenses	48.2	48.7	-1.0%
Interest expense	3.2	3.0	6.7%
Total benefits, losses and expenses	271.7	269.5	0.8%

Income before income taxes	23.8	17.8	33.7%
Income tax expense	3.6	2.5	44.0%
Net income	$20.2	$15.3	32.0%

PREMIUMS WRITTEN AND CONTRACT DEPOSITS
Property & Casualty	$159.4	$152.9	4.3%
Annuity deposits	98.8	117.3	-15.8%
Life	25.8	26.5	-2.6%
Total	$284.0	$296.7	-4.3%

SEGMENT NET INCOME (LOSS)
Property & Casualty	$9.7	$2.7	259.3%
Retirement	11.4	11.5	-0.9%
Life	3.8	3.9	-2.6%
Corporate and other (A)	(4.7)	(2.8)	-67.9%
Net income	$20.2	$15.3	32.0%

N.M.-	Not meaningful.

(A)
Corporate and Other includes interest expense on debt and the impact of net investment gains and losses and other Corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended March 31,
	2018	2017	Change
PROPERTY & CASUALTY
Premiums written	$159.4	$152.9	4.3%
Premiums earned	165.5	158.3	4.5%
Net investment income	9.5	9.2	3.3%
Other income (expense)	0.2	—	N.M.
Losses and loss adjustment expenses (LAE)	120.7	122.2	-1.2%
Operating expenses (includes policy acquisition expenses amortized)	43.1	44.7	-3.6%
Interest expense	0.2	—	N.M.
Income before tax	11.2	0.6	N.M.
Net income	9.7	2.7	259.3%
Net investment income, after tax	7.8	7.4	5.4%

Catastrophe costs (A)
After tax	7.7	11.1	-30.6%
Before tax	9.8	17.2	-43.0%
Prior years' reserves favorable (adverse) development, before tax
Automobile	—	—	—%
Property & other	0.3	1.0	-70.0%
Total	0.3	1.0	-70.0%

Operating statistics:
Loss and loss adjustment expense ratio	72.9%	77.2%	-4.3 pts
Expense ratio	26.0%	28.3%	-2.3 pts
Combined ratio	98.9%	105.5%	-6.6 pts
Effect on the combined ratio of:
Catastrophe costs (A)	5.9%	10.8%	-4.9 pts
Prior years' reserve development	-0.2%	-0.6%	0.4 pts
Combined ratio excluding the effects of catastrophe costs and prior years' reserve development (underlying combined ratio)*	93.2%	95.3%	-2.1 pts

Policies in force (in thousands)	679	692	-1.9%
Automobile	475	484	-1.9%
Property	204	208	-1.9%

Policy renewal rate - 12 months
Automobile	82.9%	83.0%	-0.1 pts
Property	87.9%	87.5%	0.4 pts

N.M.-	Not meaningful.

(A)	Includes allocated loss adjustment expenses and, when applicable, catastrophe reinsurance reinstatement premiums. For the periods presented, there were no reinsurance reinstatement premiums.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended March 31,
	2018	2017	Change
RETIREMENT
Contract deposits	$98.8	$117.3	-15.8%
Variable	46.8	45.4	3.1%
Fixed	52.0	71.9	-27.7%
Contract charges earned	8.0	6.6	21.2%
Net investment income	64.2	63.4	1.3%
Interest credited	38.7	37.5	3.2%
Net interest margin (without net investment gains/losses)	25.5	25.9	-1.5%
Other income	1.8	0.9	100.0%
Mortality loss and other reserve changes	(1.9)	(1.1)	72.7%
Operating expenses (includes policy acquisition expenses amortized)	19.4	16.1	20.5%
Income before tax	14.0	16.2	-13.6%
Net income	11.4	11.5	-0.9%
Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(0.2)	$(0.3)	-33.3%
Guaranteed minimum death benefit reserve	—	—	—%
Retirement contracts in force (in thousands)	223	220	1.4%
Annuity accumulated account value on deposit / Assets under management	$6,769.5	$6,565.4	3.1%
Variable	2,139.6	2,011.5	6.4%
Fixed	4,629.9	4,553.9	1.7%
Annuity accumulated value retention - 12 months
Variable accumulations	94.6%	94.8%	-0.2 pts
Fixed accumulations	94.4%	94.5%	-0.1 pts

LIFE
Premiums and contract deposits	$25.8	$26.5	-2.6%
Premiums and contract charges earned	29.5	30.8	-4.2%
Net investment income	18.3	18.3	—%
Other income	0.1	0.1	—%
Death benefits/mortality cost/change in reserves	21.0	20.8	1.0%
Interest credited	11.3	11.2	0.9%
Operating expenses (includes policy acquisition expenses amortized)	10.9	11.8	-7.6%
Income before tax	4.7	5.4	-13.0%
Net income	3.8	3.9	-2.6%
Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(0.1)	$0.1	N.M.
Life policies in force (in thousands)	198	198	—%
Life insurance in force	$17,665	$17,164	2.9%
Lapse ratio - 12 months (Ordinary life insurance)	4.9%	4.5%	0.4 pts

CORPORATE AND OTHER (A)
Components of income (loss) before tax:
Net investment gains (losses)	$(1.7)	$(0.2)	N.M.
Interest expense	(3.0)	(3.0)	—%
Other operating expenses, net investment income and other income	(1.4)	(1.2)	16.7%
Loss before tax	(6.1)	(4.4)	38.6%
Net loss	(4.7)	(2.8)	-67.9%

N.M.- -	Not meaningful.

(A)
The Corporate and Other segment includes interest expense on debt and the impact of investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended March 31,
	2018	2017	Change
INVESTMENTS
Retirement and Life
Fixed maturities, at fair value (amortized cost 2018, $6,551.1; 2017, $6,421.1)	$6,792.7	$6,732.3	0.9%
Equity securities, at fair value (cost 2017, $80.3)	77.5	80.0	-3.1%
Short-term investments	10.6	61.9	-82.9%
Policy loans	152.8	151.5	0.9%
Other investments	211.0	174.7	20.8%
Total Retirement and Life investments	7,244.6	7,200.4	0.6%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2018, $822.4; 2017, $752.1)	$842.0	$778.4	8.2%
Equity securities, at fair value (cost 2017, $62.9)	53.5	77.0	-30.5%
Short-term investments	9.0	3.4	N.M.
Other investments	73.0	49.2	48.4%
Total Property & Casualty investments	977.5	908.0	7.7%

Corporate investments	2.6	15.8	-83.5%

Total investments	8,224.7	8,124.2	1.2%

Net investment income
Before tax	$91.9	$90.7	1.3%
After tax	72.8	60.4	20.5%

N.M.-	Not meaningful.